Exhibit 99.1

Immune Therapeutics, Inc. Appoints Dr. Stephen Wilson as Chief Executive Officer

ORLANDO, Fl., July 22, 2022 (Globe Newswire) -- Immune Therapeutics, Inc. (OTC Pink: IMUN) (“Immune” or “IMUN”), a specialty pharmaceutical company involved in the acquisition, development and commercialization of pharmaceutical and biotechnology products that have a short and well-defined path to market, is pleased to announce the appointment of Dr. Stephen “Steve” Wilson as Immune’s Chief Executive Officer (CEO), President, and interim Chief Financial Officer (CFO) effective July 19, 2022; he will continue to serve as a member of the Company’s Board of Directors.

Dr. Wilson brings over 20 years of experience in biomedical research, executive management, and corporate governance. He is a trained immunologist. In addition, he is, among other things, an Associate Clinical Professor at the University of California, San Diego, and he previously served as the Chief Operating Officer at the La Jolla Institute for Immunology as it grew to become an international powerhouse.

Immune also announced that Kevin Phelps has stepped down from his positions as the company’s CFO, President, and CEO, but he will remain a member of Immune’s Board of Directors.

The appointment of Dr. Wilson as Immune’s CEO, President, and interim CFO is expected to further strengthen IMUN’s global executive leadership team to drive its next phase of growth and operational success within a new operational model, initially focused on regulatory approval and commercialization of existing assets that treat patients with inflammatory disease.

Dr. Wilson stated, “Our strategy is to lever the global need for affordable and effective therapeutics and modern financial tools; this hinges on acquisition, development and commercialization of pharmaceutical and biotechnology products that have a short and well-defined path to market. We have assets that fit this profile, and our business objectives fit immediate patient needs. Going forward, we will take a measured portfolio approach to investment, development and commercialization that will mandate each additional program be hyper focused, capital efficient and small-scale with clear paths to regulatory approval. Financing these programs through modern investment vehicles and partnerships, we plan to deploy in markets that include, but are not dependent upon, US commercialization.”

Forward Looking Statement

This press release may contain information about our views of future expectations, plans and prospects that constitute forward-looking statements. All forward-looking statements are based on management’s beliefs, assumptions, and expectations of Immune’s future economic performance, taking into account the information currently available to it. These statements are not statements of historical fact. Although Immune believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Immune does not undertake any duty to update any statements contained herein (including any forward-looking statements), except as required by law. No assurances can be made that Immune will successfully acquire its acquisition targets. Forward-looking statements are subject to a number of factors, risks, and uncertainties, some of which are not currently known to us, that may cause Immune’s actual results, performance, or financial condition to be materially different from the expectations of future results, performance, or financial position. Actual results may differ materially from the expectations discussed in forward-looking statements. Factors that could cause actual results to differ materially from expectations include general industry considerations, regulatory changes, changes in local or national economic conditions and other risks set forth in “Risk Factors” included in our filings with the Securities and Exchange Commission.

Disclaimer

The information provided in this press release is intended for general knowledge only and is not a substitute for professional medical advice or treatment for specific medical conditions. Always seek the advice of your physician or other qualified health care provider with any questions you may have regarding a medical condition. This information is not intended to diagnose, treat, cure or prevent any disease.

Contact Data

Dr. Stephen Wilson

CEO

ir@immunetherapeutics.com

1-888-391-9355